Exhibit 99.1

Poniard Pharmaceuticals Announces $6.5 Million Financing

South San Francisco, Calif. — December 22, 2009 — Poniard Pharmaceuticals (NASDAQ: PARD) today announced the sale of 3,489,728 of its common shares to Azimuth Opportunity Ltd. for net proceeds of approximately $6.5 million, or approximately $1.87 per share, under its existing committed equity financing facility with Azimuth. The Company intends to use the proceeds from this sale to focus on regulatory and partnering activities for picoplatin, clinical development, other general corporate purposes and working capital. Based on its cash reserves, including the net proceeds from this offering, Poniard believes it has sufficient cash resources to meet its anticipated net cash needs to mid-2010.

The securities described above were sold by Poniard Pharmaceuticals pursuant to a registration statement previously filed and declared effective by the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Poniard Pharmaceuticals

Poniard Pharmaceuticals is a biopharmaceutical company focused on the development and commercialization of cancer therapy products. The Company’s lead product candidate is picoplatin, a new generation platinum-based cancer therapy that has the potential to become a platform product for use in different formulations, as a single agent or in combination with other anti-cancer agents, to treat multiple cancer indications, including small cell lung, colorectal, prostate and ovarian cancers. Picoplatin is an intravenous chemotherapeutic, designed to treat solid tumors that are resistant to existing platinum-based cancer therapies. Clinical studies to date suggest that picoplatin has an improved safety profile relative to existing platinum-based cancer therapies. Poniard has completed a pivotal Phase 3 SPEAR (Study of Picoplatin Efficacy After Relapse) trial of picoplatin in the second-line treatment of patients with small cell lung cancer. The Company is also conducting separate Phase 2 trials evaluating picoplatin as a first-line treatment of metastatic colorectal cancer and castration-resistant (hormone-refractory) prostate cancer. Additionally, Poniard has completed a Phase 1 cardiac safety trial of picoplatin and a Phase 1 study evaluating the oral formulation of picoplatin in solid tumors. For additional information please visit http://www.poniard.com.

Forward-Looking Statement

This release contains forward-looking statements, including statements about the Company’s financial condition and prospects, the sufficiency of current capital resources and the planned use of capital.. The Company’s actual results may differ materially from those indicated in these forward-looking statements based on a number of factors, including risks and uncertainties inherent in the Company’s business, including, but not limited to, the Company’s anticipated operating losses and need for future capital; the risk that future financing alternatives may not be available on favorable terms or at all, the potential safety and efficacy of the Company’s picoplatin product candidates; the receipt and timing of any FDA and other required regulatory approvals, if any; if regulatory approval of any product candidate is received, the market’s acceptance of that product or the occurrence post-approval problems that may require the withdrawal of picoplatin from the market; competition from third parties; the Company’s ability to preserve and protect its intellectual property rights; the Company’s dependence on third-party manufacturers, suppliers and other contractors; the Company’s lack of sales and marketing experience; the Company’s ability to attract and retain key personnel and enter into strategic partnerships; changes in technology, government regulation and general market conditions; and the risks and uncertainties described in the Company’s current and periodic reports filed with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and its Quarterly Report on Form 10-Q for the period ended September 30, 2009. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

(C) 2009 Poniard Pharmaceuticals, Inc. All Rights Reserved.

Poniard and Poniard Pharmaceuticals are trademarks of Poniard Pharmaceuticals, Inc.

For Further Information:

Susan Neath (Media and Investors)

WeissComm Partners

212-301-7182

sneath@wcpglobal.com

Rebecca Birbach (Investors)

Burns McClellan

415-350-0303 (mobile)

rbirbach@burnsmc.com

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